As Filed with the Securities and Exchange Commission on February 2, 2000
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               ________________

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     under

                          The Securities Act of 1933

                               ________________

                          MedCare Technologies, Inc.
            (Exact name of registrant as specified in its charter)

            Delaware                                            87-0429962B
(State of other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

   1515 West 22nd Street, Suite 1210
          Oak Brook, Illinois                                       60523
(Address of principal executive offices)                         (Zip code)

   1998 INCENTIVE STOCK OPTION PLAN AND 1998 NONSTATUTORY STOCK OPTION PLAN 1999 INCENTIVE STOCK OPTION PLAN AND 1999 NONSTATUTORY STOCK OPTION PLAN
                          YEAR 2000 STOCK OPTION PLAN
                           (Full title of the plans)

                           Medcare Technologies, Inc
                          1515 W. 22nd St. Suite 1210
                              Oakbrook, IL 60523
                          Attention Alan R. Jagiello
                    (Name and address of agent for service)

                                (630) 472-5300
         (Telephone number, including area code, of agent for service)

                       Copies of all communications to:
                              Krista A. Endres
               Barack Ferrazzano Kirschbaum Perlman & Nagelberg
                       333 West Wacker Drive, Suite 2700
                            Chicago, Illinois 60606
                                 312-984-3114
                               ________________

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                  Proposed Maximum    Proposed Maximum
  Title of Each Class of           Amount to       Offering Price         Aggregate          Amount of
Securities to be Registered    be Registered(1)       Per Share        Offering Price     Registration Fee
----------------------------------------------------------------------------------------------------------
Common Stock, par value
 $0.001 per share........        945,000 shares     $   2.56 (2)        $ 2,419,200(2)       $   672(2)
----------------------------------------------------------------------------------------------------------
Common Stock, par value
 $0.001 per share..........    1,755,000 shares     $   4.62 (3)        $ 8,108,100(3)      $ 2,253(3)
==========================================================================================================

(1) Represents 2,700,000 shares of Common Stock to be issued pursuant to the Plan. Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional shares of Common Stock which may be issuable pursuant to the anti-dilution provisions of the Plan.

(2) Based on number of shares not issued pursuant to the Plan and estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low prices reported for the shares on the Nasdaq SmallCap Market on January 27, 2000.

(3) Based on number of shares issued pursuant to stock option agreements where the exercise price is fixed and determined pursuant to Rule 456(h) solely for the purpose of calculating the amount of the registration fee based on the weighted average of the exercise price.

================================================================================

                                   PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents filed by MedCare Technologies, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this registration statement:

  1. The Company's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1998.

  2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999.

  3. The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999.

  4. The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999.

  5. The Company's Current Report on Form 8-K filed on February 9, 1999 regarding the formation of Medcareonline.com, Inc..

  6. The Company's Current Report on Form 8-K, as amended, originally filed on May 17, 1999 regarding the change in our certifying accountants.

  7. The Company's Current Report on Form 8-K, as amended, originally filed June 2, 1999 regarding the issuance of Series B Preferred Stock and Warrants.

  8. The Company's description of the Company's Common Stock contained in the Registration Statement on Form S-3, declared effective on July 9, 1999, Registration No. 333-81219.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing such documents.


Item 4.   Description of Securities.
          -------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Not applicable.

Item 6.   Indemnification of Officers and Directors.
          -----------------------------------------

  The Company is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

  The officers and directors of the registrant are indemnified as provided under the General Corporation Law of the State of Delaware. No additional indemnification has been authorized.


Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not applicable.

Item 8.   Exhibits.
          --------

4.1  1998 Incentive Stock Option Plan and 1998 Nonstatutory Stock Option Plan

4.2  1999 Incentive Stock Option Plan and 1999 Nonstatutory Stock Option Plan

4.3 Year 2000 Stock Option Plan, incorporated by reference to the Company's Proxy Statement filed with the Securities and Exchange Commission on June 4, 1999.

5 Opinion of Barack, Ferrazzano, Kirschbaum, Perlman & Nagelberg with respect to the validity of the securities being registered.

23.1   Consent of Clancy & Co., P.L.L.C., independent auditors.

23.2 Consent of Barack, Ferrazzano, Kirschbaum, Perlman & Nagelberg (included in opinion filed as Exhibit 5).

24     Power of Attorney (included in signature page).


Item 9.   Undertakings.
          ------------

  The undersigned small business issuer hereby undertakes that it will (a) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to (i) include any prospectus required by section 10(a)(3) of the Securities Act, (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, or (iii) include any additional or changed material information on the plan of distribution; (b) for determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and (c) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1993, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on January 28, 2000.

                                      MEDCARE TECHNOLOGIES, INC.


                                      By: /s/ Jeffrey S. Aronin
                                         ---------------------------------------
                                         Jeffrey S. Aronin
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey S. Aronin and Alan Jagiello and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, or any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 28, 2000, by the following persons in the capacities indicated:

           Signatures                             Capacity
           ----------                             --------

      /s/ Jeffrey S. Aronin
     -----------------------     President, Chief Executive Officer and Director
     Jeffrey S. Aronin           (principal executive officer)


      /s/ Alan P. Jagiello
     -----------------------     Chief Financial Officer, Secretary, Treasurer
     Alan P. Jagiello            and Director (principal financial and
                                 accounting officer)

      /s/ Gregory Wujek
     -----------------------     Vice President of Managed Care and Director
     Gregory Wujek


     -----------------------     Director
     Dr. Michael M. Blue


     -----------------------     Director
     Harmel S. Rayat